                                                                    EXHIBIT 21.1


================================================================================
                                  SUBSIDIARIES
                              WARREN BANCORP, INC.
                                DECEMBER 31, 2001
================================================================================


                           --------------------------
                                     WARREN
                                  BANCORP, INC.
                           --------------------------
                                       |
                                       |
                 ----------------------------------------------
                                WARREN FIVE CENTS
                                  SAVINGS BANK
                 ----------------------------------------------
                                       |
                                       |
                                       |

=========== ============ ============= ============== =================  ===========
     |            |             |             |               |               |
----------- ------------ ------------- -------------- -----------------  -----------
 NORTHBANK   NORTHBANK       HANNAH        WARREN     PEABODY COMMUNITY    WARREN
 FINANCIAL  REALTY, INC.   BROKERAGE     SECURITIES      DEVELOPMENT     REAL ESTATE
CORPORATION              SERVICE, INC. CORPORATION II    CORPORATION     INVESTMENT
                      (inactive 7/22/94)                                 CORPORATION
----------- ------------ ------------- -------------- -----------------  -----------


Warren Bancorp, Inc. owns 100% of Warren Five Cents Savings Bank

Warren Five Cents Savings Bank owns 100% of all subsidiaries

Warren Bancorp, Inc. and all subsidiaries listed above are located in Peabody, Massachusetts